Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 13, 2001 included or incorporated by reference in International Paper's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.



     /s/ Arthur Andersen LLP

     ARTHUR ANDERSEN LLP

     New York, New York
     September 5, 2001